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                                                                    EXHIBIT 10.5

                            DISTRIBUTOR AGREEMENT

     This DISTRIBUTOR AGREEMENT ("Agreement"), having an effective date of 1 April, 2002 ("Effective Date"), is by and between EC2000, Inc., a Delaware corporation ("EC2000") and Pioneer Technology, Inc., a Michigan corporation ("Distributor").

     In consideration of the promises made herein by EC2000 and Distributor, the parties hereto agree as follows:

1.   APPOINTMENT AND ACCEPTANCE

     1.1 Upon the terms and subject to the conditions of this Agreement, EC2000 hereby appoints Distributor as a nonexclusive distributor of those EC2000 products identified in EXHIBIT A attached hereto (the "Products") in the geographical area described in EXHIBIT B attached hereto (the "Territory") solely to those customers located and operating within the Territory, to the exclusion of any customers engaged in the development, manufacture, distribution and/or sale of Original Equipment Manufacture (OEM) products, including, but not limited, to OEM vehicles, OEM engines, or OEM components thereof. Distributor hereby accepts said appointment subject to the terms herein. Except for those customers identified in EXHIBIT C attached hereto for which Distributor shall have limited rights of exclusive distribution pursuant to Sections 1.3 and 1.4 (the "Distributor Customers"), nothing in this Agreement shall preclude EC2000 from selling to any other person or from appointing any other person its distributor for the sale of Products in the Territory or elsewhere.

     1.2 In its sole discretion, EC2000 may from time to time add to or delete from: (a) those "Products" identified in EXHIBIT A, (b) the "Territory" described in EXHIBIT B, or (c) those "Distributor Customers" identified in EXHIBIT C pursuant to an amendment to this Agreement executed in accordance with Section 15.6 hereof.

     1.3 Distributor shall have the exclusive right to sell Products to those Distributor Customers identified on EXHIBIT C during the first twelve (12) month period commencing on the Effective Date or the date of addition of the Distributor Customer on EXHIBIT C, as the case may be ("Trial Period"). Immediately after the expiration of the Trial Period, if Distributor either:

          (a) sells to a Distributor Customer the lesser of ten (10) Product units or Twenty (20%) percent of total potential sales volume as determined by EC2000 in its sole discretion ("Initial Target Volume") and delivers EC2000 proof of the same within the Trial Period, then such Distributor Customer shall attain the status of an "active" Distributor Customer with immediate effect as of the expiration of the Trial Period and Distributor shall continue to have rights to the "active" Distributor Customer as conferred herein during the term of this Agreement, or

          (b) fails to sell to a Distributor Customer the Initial Target Volume or fails to deliver EC2000 proof of the same within the Trial Period, then such Distributor Customer shall have the status of an "inactive" Distributor Customer with immediate effect as of the expiration of the Trial Period and the same shall be automatically removed and excluded as a Distributor


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Customer identified on EXHIBIT C (without physical amendment thereto) and
Distributor shall have no further rights to, or in, the "inactive" Distributor Customer whatsoever, including any right of exclusive distribution. For purposes of Sections 1.3(a) and 1.3(b), proof of Initial Target Volume shall be in the form of copies of Distributor Customer purchase order, together with corresponding copies of Distributor invoices.

     1.4 During the term of this Agreement, if Products are sold to the Distributor Customers (which are not "inactive" Distributor Customers) by EC2000 or another distributor authorized by EC2000, then EC2000 shall pay Distributor a commission equal to the difference between the Product net sales price (after credits, discounts, returns, and allowances) charged to and collected from the Distributor Customer and the Product price charged by EC2000 to Distributor pursuant to Section 4.1, which shall be Distributor's sole and exclusive remedy for an occurrence of the same.

2.  DUTIES OF DISTRIBUTOR

     Distributor, in addition to performing such other obligations as are required by this Agreement, shall have the following duties:

     2.1 Initial Inventory. On or before August 5, 2002, Distributor shall purchase from EC2000 an initial inventory of 10 product units.

     2.2 Minimum Purchases; Per Order, Annually. Distributor shall purchase from EC2000 a minimum of one hundred (100) Product units per order. Distributor shall purchase an annual minimum of one thousand (1,000) Product units during the first twelve (12) month period, commencing on the Effective Date and one thousand (1,000) Product units during each successive twelve (12) month period thereafter commencing on the next anniversary Effective Date.

     2.3 Orders. All orders will be governed by the EC2000 Order Policy specified on EXHIBIT D attached hereto. EC2000 reserves the right to change the EC2000 Order Policy, in its sole discretion, provided that EC2000 shall give distributor not less than thirty (30) days written notice of any such change.

     2.4 Promotion. Distributor, at its own cost and consistent with good business practice shall use best efforts promote the sale of, solicit for, and stimulate interest in the Products in the Territory.

     2.5 Office, Staff and Product Service. Distributor shall maintain an office that shall be open during normal business hours and shall employ staff adequate to solicit Products orders, and "Service" Products, for which Distributor agrees to perform said Service on each Product purchased by Distributor pursuant to this Agreement. The term "Service," as used herein, shall mean the responsibility of Distributor to install and certify each Product on specified customer equipment at the direction of EC2000, which Distributor shall give EC2000 ten (10) days prior notification of Distributor's/the customer's intent to do the same.

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     2.6  Customer Relations. Distributor shall use its best efforts to establish and maintain good relations with all Distributor customers in the Territory. Distributor shall report to EC2000, within ten (10) days of receipt, all complaints relating to the Products, together with the names and addresses of the persons making such complaints.

     2.7 Advertising. Distributor shall not use in any manner any trademarks, imprints, or service marks of EC2000 ("Marks") without prior written consent of EC2000, except for use of advertising or promotional material supplied by EC2000. If EC2000 gives such consent, Distributor shall use the Marks strictly in accordance with such consent. Distributor shall submit to EC2000 for approval prior to use any advertising or public relations material prepared by or for Distributor which uses EC2000's name or EC2000's technical information. EC2000 shall have the right to approval or reject such advertising or promotional material in its sole discretion. Further, Distributor shall not, under any circumstances, acquire any property interest in any Marks or in any goodwill associated therewith. Distributor shall do nothing anything to infringe, impeach or lessen the validity of the Marks.

     2.8 Proprietary Information. Distributor acknowledges and agrees that all information related to patents, copyrights, inventions, designs, discoveries, improvements, formulae, product data and specifications, production data and processes, customer lists and contacts, information on customer product preferences, information on customer quantity and technical requirements, product pricing information, geographic and sales data, sales and marketing methodologies and strategies, sales and marketing research and data, any information relating to EC2000 and its business operations, products, and financial affairs, or ideas which may be disclosed by EC2000 to Distributor during the performance of Distributor's work under this Agreement, or conceived, developed, or made by Distributor related to fuel savings and emission controlled devices and related technologies while performing its work hereunder are highly confidential and proprietary information of EC2000 and are the sole and exclusive property of EC2000 ("EC2000 Proprietary Information"). During the term of this Agreement and any time thereafter, Distributor agrees to maintain the confidentiality of all EC2000 Proprietary Information, including, without limitation, such information contained on or in correspondence, notes, records, drawings, memoranda, files, computer programs or disks, CDs, training manuals, customer lists, mailing or contract lists, or other documents or electronic media. Upon the termination of this Agreement, Distributor shall immediately deliver to EC2000 all documents or electronic media containing any EC2000 Proprietary Information, including any copies thereof and shall make no further use of such information. Distributor shall, in all cases of termination of any employee or agent of Distributor, recover any such information from such employee or agent. This section shall survive the termination of this Agreement.

     2.9 Good Will. Distributor shall use best efforts and take all such steps as EC2000 may reasonably request to preserve and enhance EC2000's good will and reputation in the Territory.

     2.10 Competitive Products. Distributor shall from time to time, or as EC2000 requests, advise EC2000 of any existing or new products, devices, or technology, which are or may become competitive with the Products in the Territory.


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     2.11 Training Programs. At Distributor's expense, Distributor shall participate in, and shall cause its key sales employees to participate in, EC2000 distributor training programs which EC2000 may, in its sole discretion, provide from time to time; provided, however, such training programs are conducted within a one (100) hundred mile radius of Distributor's address set forth in Section 15.1 hereof. EC2000 shall pay Distributor's expenses for travel, meals and lodging incurred by Distributor in connection with training sessions attended by Distributor at EC2000's request held outside the designated area.

     2.12 Sales Forecasts. Distributor shall provide EC2000 with periodic sales forecasts, as and when requested by EC2000.

     2.13 Reports. Distributor shall provide EC2000 with monthly reports summarizing collective efforts and Distributor shall provide such other information relating to the performance of its obligations under this Agreement as EC2000 may from time to time reasonably request.

     2.14 Notice of Changes of Control. Distributor shall give EC2000 thirty
(30) days advance notice of any changes in the ownership, management or control of Distributor, including without limitation, any merger, consolidation or sale of substantially all of Distributor's assets ("Change of Control").

     2.15 Identification of Products. Distributor shall not remove, deface, destroy or conceal in any way the insignia, decal, label or other markings placed on the Products or Product containers by EC2000.

     2.16 Covenant Not to Compete. Distributor agrees that during the term of this Agreement and for a period of twelve (12) months thereafter, it will not promote or sell (either for its own account or as agent or Distributor for another) any fuel savings or emission controlled devices and related technologies or products competitive to the Products in the Territory, and will not become involved as a partner, shareholder, officer, director, employee, principal, consultant, subsidiary, division, affiliate, or in any other way, either directly or indirectly, in any corporation or other entity which promotes, sells, or manufactures any competitive products in the Territory. Distributor agrees that the subject matter, geographic area and duration of this covenant are reasonable and necessary for protection of EC2000 and if any court finds this section unreasonable it shall rewrite this section to the fullest extent enforceable by law.

3.   OTHER RIGHTS AND DUTIES OF EC2000

     3.1 Orders. The EC2000 Order Policy (EXHIBIT D) will govern all orders. EC2000 reserves the right to change the Order Policy in any manner and at EC2000's sole discretion, provided that EC2000 shall give Distributor not less than thirty (30) days written notice of any such change.

     3.2 Sample Products. For a period of six (6) months after the Effective Date ("Sample Period"), EC2000 shall permit Distributor to possess six (6) sample Product units, the selection of which shall be at the discretion of EC2000. The sample Products shall be used solely for Distributor internal evaluation, Distributor demonstration to customer, and customer

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internal evaluation purposes and shall not be used or disclosed for any other purpose. Distributor shall not transfer possession of a sample Product unit to any customer, unless such customer has first signed and returned to EC2000 an original unamended EC2000 Evaluation Agreement, the exact form of which shall be provided by EC2000 to Distributor upon Distributor's request. Distributor shall neither disassemble nor test the sample Products, except for upon the written consent of EC2000. Distributor acknowledges that the sample Products shall be owned at all times of EC2000 and shall be treated by Distributor as containing EC2000 Proprietary Information. Upon the expiration of the Sample Period, Distributor shall return the sample Products to EC2000 in the same condition as delivered.

     3.3 Promotion. EC2000 shall list and publish Distributor's name and address in EC2000's authorized distributor list. EC2000 shall permit Distributor to state orally or in writing that it is "an authorized distributor of EC2000 products." EC2000 shall promote customer demand in the Territory for the Products by carrying out such advertising and promotional activity as is deemed desirable by EC2000.

     3.4 Marketing Materials and Guidance. EC2000 shall provide Distributor with EC2000's standard assortment of catalogues, bulletins, and advertising materials ("EC2000 Marketing Materials") at such times and in such quantities reasonably required by Distributor as determined by Distributor. EC2000 shall provide such marketing direction and guidance to Distributor as EC2000 deems appropriate.

     3.5 Information and Assistance. EC2000 shall provide without charge such sales and technical information and assistance relating to the Products as EC2000 deems appropriate. To the extent possible, EC2000 will provide such sales and technical information in advance of the initial production or sale of the Products.

     3.6 Right to Discontinue Products. EC2000 shall have the right in its sole discretion to discontinue Products in its product line at any time upon providing thirty (30) days written notice to Distributor. EC2000 shall, to the extent commercially reasonable, provide Distributor with notice prior to discontinuing any of the Products from EC2000's product line. Upon discontinuance, EXHIBIT A shall be automatically amended by deletion of the discontinued Product, if included thereon.

     3.7 Return of Products. Distributor may return Products to EC2000 at its discretion, less a ten (10%) percent restocking fee, and Distributor may return Products to EC2000 without a restocking fee, only if (a) the Products sought to be returned fail to comply with applicable specifications due to EC2000's fault, (b) the Products sought to be returned have been properly stored, are in their original condition, and are in packages containing standard quantities, and (c) the Products sought to be returned were purchased directly from EC2000 by Distributor.

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4.   PAYMENT

     Distributor shall pay for the Products in accordance with the following terms:

     4.1 Pricing. Prices charged by EC2000 to Distributor for all Products shall be established by EC2000 in its sole discretion by means of the pricing and payment schedule attached hereto as EXHIBIT E (the "EC2000 Pricing and Payment Schedule"). EC2000 reserves the right to change the prices in the EC2000 Pricing and Payment Schedule, provided that EC2000 shall give Distributor not less than thirty (30) days written notice of any such change. If EC2000 increases the price of any Product, orders received from Distributor prior to the effective date of the price increase will be accepted at the old price, provided Distributor agrees to accept delivery of all Products covered by such previous orders within thirty (30) days after acceptance of such orders by EC2000.

     4.2 Terms of Payment. Payment for orders of Product by Distributor from EC2000 by shall be due and payable pursuant to EC2000 Pricing and Payment Schedule (EXHIBIT E).

     4.3 Security Interest. Distributor hereby grants to EC2000 a security interest in all Distributor inventory of the Products now and hereafter acquired to secure payment on all past, current, and future obligations of Distributor to EC2000 arising out of or related to this Agreement. Contemporaneous with the execution of this Agreement, Distributor shall execute the State of Michigan Form UCC1 (UCC Financing Statement) attached hereto as EXHIBIT F. Distributor hereby authorizes EC2000 to file the same with the State of Michigan in such location(s) and at such office(s) as required by the laws thereof.

5    WARRANTIES

     There shall be no warranties of any kind or nature applicable to the Products expressed, implied in fact or implied in law, except those warranties expressly set forth in the EC2000 warranty card packaged with all Products delivered by EC2000 to Distributor (the "EC2000 Warranty"), which Distributor shall ensure the customer's receipt upon delivery and/or installation of each Product. If an EC2000 warranty card has not been packaged with a Product delivered by EC2000 to Distributor, then Distributor shall procure an original of the same for packaging with the Product and delivery to the customer. Distributor shall neither offer nor extend to its customer any warranties differing from the EC2000 Warranty. EC2000 reserves the right to change, in its sole discretion, the terms and conditions of the EC2000 Warranty, which change shall become effective immediately upon notice by EC2000 to Distributor. Distributor shall have no right or claim against EC2000 on account of any claim asserted or any judgment obtained by a customer against the Distributor for any alleged breach of any warranty of any kind or nature, expressed, implied in fact or implied in law, except for breaches of the EC2000 Warranty, in which case EC2000 agrees to hold harmless Distributor from claims by customer purchasing Product through Distributor related to breaches of the EC2000 Warranty. EC2000 represents and warrants to Distributor that the Product has been tested and works in the manner warranted by EC2000 under the EC2000 Warranty and represented in the EC2000 Marketing Materials.

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EXCEPT AS OTHERWISE PROVIDED UNDER THE EC2000 WARRANTY, EC2000 MAKES NO OTHER
WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY WARRANTY FROM EC2000, WHETHER GRANTED PURSUANT TO THIS AGREEMENT, OR BY LAW, SHALL BE VOID IF THE PRODUCT IS MODIFIED AFTER ITS DELIVERY DATE.

6.  TERM AND TERMINATION

     6.1 This Agreement shall become effective as of the Effective Date and shall continue for a period of twelve (12) months, unless otherwise terminated as follows or upon default:

          6.1.1 Mutual Consent. This Agreement may be terminated at any time by the mutual written consent of EC2000 and Distributor.

          6.1.2 At Will upon Thirty-Day Notice. This Agreement may be terminated at will and without cause by either party giving the other party thirty (30) days prior written notice of termination.

          6.1.3 Minimum Purchase. This Agreement may be terminated by EC2000 effective upon thirty (30) days prior notice by EC2000 if Distributor fails to purchase from EC2000 the minimum annual purchase requirements as provided in subsection 2.2 above.

          6.1.4 Change of Control. This Agreement may be terminated by EC2000 immediately upon expiration of thirty (30) days after notice of Change of Control is provided by Distributor pursuant to Section 2.14 above.

          6.1.5 Events of Default. This Agreement may be terminated by EC2000 immediately upon the occurrence of any event of default as defined in Section 7 below.

     6.2 Effect of Termination. If this Agreement is terminated for any reason, EC2000 shall repurchase all of the Distributor's remaining inventory at EC2000's invoice price to Distributor. The Distributor shall provide, within thirty (30) days of termination of this Agreement, an itemized list of inventory stating the original quantity purchased and EC2000 invoice price, as well as a copy of each original EC2000 invoice. The Distributor, at it's own cost of shipping, shall return to EC2000 for repurchase under this Section 6.2 only Products that are standard box quantities in their original unbroken packages.

     6.3 Post-Termination Commissions. If this Agreement is terminated by EC2000 pursuant to Sections 6.1.1 (Mutual Consent), 6.1.2 (At Will upon Thirty-Day Notice), 6.1.3 (Minimum Purchase), or 6.1.4 (solely for a Change of Control which is not in violation of Section 2.16), 7.1.1 (Late Payment), 7.1.3 (solely for a Distributor dissolution which is not in violation of Section 2.16), 7.1.8 (Other Breach), then EC2000 shall pay Distributor a post-termination commission equal to twenty-five (25%) percent of the net sales price (after credits, discounts, returns, and allowances) on all the Products ordered within the twelve (12) month period following the termination of this Agreement only by those Distributor Customers who


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purchase the Products as a result of sales efforts of Distributor after set-off of any amounts asserted by EC2000 to be owed to EC2000 by Distributor. Post-termination commissions shall be paid by EC2000 to Distributor on or before the last day of the month in which EC2000 receives payment from the customers for the corresponding Products sold, net of any amounts which may be due from Distributor to EC2000 pursuant to this Agreement. Except as otherwise provided herein, Distributor shall not be entitled to any post-termination commissions.

     6.4 Return of Information and Ceasing Activities. Upon termination of this Agreement for any reason whatsoever, Distributor shall immediately deliver to EC2000 all proprietary and confidential information, data or documents and copies thereof, and shall make no further use of such information. At such time, Distributor shall also cease using all advertising materials related to the Products and shall cease all conduct (including the performance of Services pursuant to Section 2.5), which might cause anyone to believe that Distributor is a distributor of EC2000 Products.

7.   DEFAULT

     7.1 Events of Default. The occurrence of any of the following events shall constitute an event of default under this Agreement:

          7.1.1 Late Payment. Failure by Distributor to pay any obligation within fifteen (15) days after receipt of notice that such payment is due.

          7.1.2 Misrepresentation. The making or furnishing by Distributor of any representation, warranty, financial statement or other information that is materially untrue.

          7.1.3 Dissolution. Commencement of any action or processing to dissolve Distributor.

          7.1.4 Bankruptcy. Commencement of any action or proceeding by or against Distributor under any applicable bankruptcy, corporate reorganization or insolvency statute or other statute providing for relief from creditors, appointment of a receiver or trustee for Distributor, or issuance of an attachment or entry of a judgment against Distributor the effect of which is not stayed within sixty (60) days, or if Distributor is generally unable to pay its debts as they become due.

          7.1.5 Change of Control. Any Change of Control in which Distributor fails to provide notice.

          7.1.6 EC2000 Proprietary Information. The breach by Distributor of any obligation imposed upon Distributor pursuant to Section 2.8 hereof with respect to EC2000 Proprietary Information.

          7.1.7 Covenant Not to Compete. The breach by Distributor of any obligation imposed upon Distributor pursuant to Section 2.16 hereof with respect to its covenant not to compete.


                                       8
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         7.1.8  Other Breach.  Failure by Distributor to observe or perform any other provisions of this Agreement, if such failure has not been cured within fifteen (15) days after notice is given by EC2000 of such failure.

     7.2 Remedies on Default. Upon the occurrence of any event or default hereunder, EC2000 may in its sole discretion declare any or all of the obligations of Distributor under this Agreement to be immediately due and payable and EC2000 may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to EC2000 under the Uniform Commercial Code, or other applicable law.

8.   DISCLOSURE OF OTHER ACTIVITIES

     Upon execution of this Agreement, Distributor shall inform EC2000 of the products and firms which it now sells or represents related to fuel savings and emissions reducing devices and thereafter shall give notice to EC2000 of new lines of products and new firms which it intends to represent or whose products it intends to sell related to fuel savings and emissions reducing devices. Should EC2000, in its opinion, believe that such additional representation or sale will adversely affect Distributor's ability to use its best efforts to promote and sell Products, EC2000 shall so notify Distributor and, should Distributor nevertheless sell or represent the new product or firm, EC2000 may, at its option, terminate this Agreement in accordance with subsection 6.1.5 above.

9.   FORCE MAJEURE

     For purposes of this Agreement, the term "Force Majeure" shall mean wars, riots, acts of God, such as floods, fires, or earthquakes, which are beyond the reasonable control of the party whose performance is delayed, prevented, restricted or interfered with in spite of such party's reasonable efforts. In the event a party is subject to Force Majeure, then such party shall not be responsible for any delay or failure of performance of this Agreement for such length of time; provided, however, that (a) such party gives the other party prompt notice of the occurrence of such cause or circumstance, (b) such party takes reasonable steps to avoid or remove such cause or circumstance of nonperformance, to the extent possible, (c) such party continues performance whenever and to the extent such cause or circumstance is removed, and (d) such party gives the other party prompt notice of the cessation of such cause or circumstance.

10.  EMPLOYEES

     Except as may be mutually agreed in writing, Distributor and EC2000 mutually agree not to solicit any employees, sales representatives, or agents of the other during the term of this Agreement, provided, however, that Distributor provides EC2000 with a written list of Distributor sales representatives and Distributor agents within five (5) days after the execution of this Agreement by EC2000.

11.  CONFIDENTIALITY OF THIS AGREEMENT

     This Agreement contains confidential information and no term or provision of this Agreement may be disclosed in whole or in part by Distributor, without the prior written consent of EC2000, to any person except as may be required by law.

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12.  REPRESENTATION AND WARRANTY OF DISTRIBUTOR

     Distributor represents and warrants to EC2000 that: (a) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action; (b) this Agreement is a valid and binding obligation of Distributor enforceable against it in accordance with its terms; (c) Distributor is a Michigan corporation with permits and certificates necessary to conduct the business of selling and Servicing Products within the State of Michigan and throughout the Territory, (d) Distributor has no contractual obligations, nor are there any pending actions or proceedings, or threatened actions or proceedings, which if adversely determined, would impair Distributor's right to perform its obligations hereunder; (e) Distributor has the necessary knowledge, experience, and expertise to perform the duties provided herein; (f) Distributor shall perform its duties and respond to customers in a timely, courteous, competent and workmanlike manner; (g) Distributor shall do nothing to cause the EC2000 name or Products any disrepute. Distributor covenants and agrees with EC2000 that at all times during the term of this Agreement, Distributor, its promotion and all activities connected therewith or incident thereto, shall comply with all applicable federal, state and local laws, statutes, rules and regulations.

13.  ARBITRATION

     Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be first be settled by mediation governed by the rules of the American Arbitration Association then in effect. If no resolution is reached after two (2) full days of mediation, the dispute shall be settled by arbitration governed by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, the venue for which shall be in the Southfield, Michigan (or successor) office of the AAA. The arbitration shall be conducted by one neutral arbitrator (admitted to practice law in Michigan and experienced in commercial litigation) mutually agreed upon by the parties in writing, or in the event of no such agreement, one neutral arbitrator selected by the American Arbitration Association. The decision by the arbitrator (and/or award) shall be final and binding on the parties and judgment on the decision (and/or award) may be entered by any court having jurisdiction thereof. All reasonable fees and expenses of the arbitrators, all reasonable fees and expenses of the lawyers, and any of the arbitration fees and/or court costs resulting from the arbitration and any related court proceedings will be allocated in proportion to each party's relative success.

14.  INJUNCTIVE RELIEF

     Distributor acknowledges that (a) the restraints imposed upon it pursuant to paragraphs 2.8 (Proprietary Information) and 2.16 (Covenant Not to Compete) of this Agreement are no greater than is reasonably necessary to preserve and protect the legitimate business interests of EC2000, (b) said restraints will not impose an undue hardship upon it, and (c) any violation or threatened violation of said restraints will irreparably injure EC2000. Accordingly, EC2000 may, in addition to pursuing its other remedies, obtain such equitable and injunctive relief (including, but not limited to, preliminary and permanent injunctions) from any court of competent jurisdiction, as may be necessary to enjoin any such violation of the foregoing restraints, and further, no bond or other security shall be required to obtain such relief.

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
15.  LIMITATION OF LIABILITY

     15.1 Direct Damages. EXCEPT FOR ANY POST TERMINATION COMMISSIONS DUE DISTRIBUTOR UNDER SECTION 6.2 OF THIS AGREEMENT OR ANY PAYMENTS DUE EC2000 UNDER SECTION 4 OF THIS AGREEMENT, NEITHER EC2000 NOR DISTRIBUTOR SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DAMAGES ARISING OUT OF OR RELATING TO ITS PERFORMANCE UNDER THIS AGREEMENT, WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, EQUITY, NEGLIGENCE, TORT OR OTHERWISE, FOR ALL EVENTS, ACTS OR OMISSIONS, IN AN AMOUNT NOT TO EXCEED IN THE AGGREGATE AN AMOUNT EQUAL TO FIFTY THOUSAND ($50,000) DOLLARS (THE "DAMAGES CAP").

     15.2 Consequential Damages. NEITHER EC2000 NOR DISTRIBUTOR SHALL BE LIABLE FOR, NOR WILL THE MEASURE OF DAMAGES INCLUDE, ANY SPECIAL OR CONSEQUENTIAL DAMAGES OR AMOUNTS FOR LOSS OF INCOME, PROFITS OR SAVINGS ARISING OUT OF OR RELATING TO EC2000'S OR DISTRIBUTOR'S PERFORMANCE UNDER THIS AGREEMENT, INCLUDING ANY BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY EC2000 PURSUANT TO SECTION 5 OF THIS AGREEMENT.

16.  GENERAL PROVISIONS

     16.1 Notices. Any notices, requests, demands, or other communications required in this Agreement shall be in writing and shall be either personally delivered, sent by fax, or sent by registered mail, return-receipt requested. Unless amended as provided for herein, the following are the addresses and fax numbers for delivery/transmission of notices and other communications pursuant to this Agreement:

EC2000:                                    DISTRIBUTOR:
EC2000, Inc.                               Pioneer Technology, Inc.
Attn: Teodosio Pangia, President & CEO     Attn: Antonio Robinson, President
119 West 23rd Street, Suite 507            4824 West Coon Lake
New York, NY 10011                         Howell, MI 48843

Fax: +1(212) 366-9571                      Fax: +1(517) 546-5310

WITH COPY TO:                              WITH COPY TO:
Miller Canfield Paddock and Stone, P.L.C.  Daniel J. Cramer
Attn: Joseph Gustavus, Esq.                Cramer & Minock, P.L.C.
150 West Jefferson, Suite 2500, Floor 22   339 East Liberty Street, Suite 200
Detroit, MI 48226                          Ann Arbor, Michigan 48104

Fax: +1(313) 496-8451                      Fax: +1(734) 668-0416

     16.2 Controlling Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

     16.3 Successors and Assigns. This Agreement shall inure to the benefit of EC2000, its successors and assigns. Because EC2000 has entered into this Agreement on the basis of the particular abilities of Distributor, Distributor may not assign its rights or obligations under this Agreement, or any part thereof, without the prior written consent of EC2000, which may determine in its sole discretion whether to give such consent.

     16.4 No Waiver. Any waiver by either party to this Agreement of any condition, part, term or provision of this Agreement shall not be construed as a waiver of any other condition, part, term or provision respecting any future event or circumstance.

     16.5 Headings. The headings used in this Agreement are intended for reference and convenience and shall not by themselves determine the construction of this Agreement.

     16.6 Complete Agreement. This Agreement constitutes the entire contract between EC2000 and Distributor. All prior or contemporaneous agreements, proposals, understandings and communications between or involving EC2000 or Distributor, whether oral or written, are merged into this Agreement, which shall specifically include the agreement referred to by the parties as the "interim agreement," dated 4 December, 2001. This Agreement may be amended only by a written instrument signed by the party against whom enforcement is sought.

     16.7 Severability. If any part, term or provision of this Agreement is determined to be invalid or unenforceable, the remaining parts, terms and provisions shall be enforced to the maximum extent possible.

     16.8 Signing Authority. The person executing this Agreement on behalf of Distributor hereby represents that he or she has corporate authority to sign on behalf of Distributor.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first above written.

EC2000:                             DISTRIBUTOR
(EC2000, Inc.)                      (Pioneer Technology, Inc.)

By:   /s/ Teodosio Pangia           By:   /s/ Antonio Robinson
      ------------------                  -------------------
      Teodosio Pangia                     Antonio Robinson
Its:  President & CEO               Its:  President

Date: April 2nd/2002                Date: April 1, 2002
      ------------------                  -------------------

                                   EXHIBIT A
                                       To
                             DISTRIBUTOR AGREEMENT
                             ---------------------
                    (EC2000, Inc./Pioneer Technology, Inc.)


PRODUCT IDENTIFICATION:
----------------------

EC2000 Fuel Energizing Cell for Commercial Diesel Application

                                   EXHIBIT B
                                       To
                             DISTRIBUTOR AGREEMENT
                             ---------------------
                    (EC2000, Inc./Pioneer Technology, Inc.)


TERRITORY DESCRIPTION:
---------------------

The United States of America

Canada

The Republic of Mexico

                                   EXHIBIT C
                                       To
                             DISTRIBUTOR AGREEMENT
                    (EC2000, Inc./Pioneer Technology, Inc.)

NO.  DISTRIBUTOR CUSTOMER IDENTIFICATION:
---  ------------------------------------

1. J.B. HUNT TRANSPORT SERVICES, INC., having a principal address of 615 J.B. Hunt Corporate Drive, Lowell, AR 72745, including all subsidiaries located within the Territory in which the same directly owns 50% or more of the voting stock and excluding all other subsidiaries and affiliates thereof.

2. SCHNEIDER NATIONAL, INC., having a principal address of 3101 South Packerland Drive, Green Bay, Wisconsin, 54306-2545, including all subsidiaries located within the Territory in which the same directly owns 50% or more of the voting stock and excluding all other subsidiaries and affiliates thereof.

3. THE INTERNAL USE FLEET VEHICLES OF THE GENERAL MOTORS CORPORATION, located and operated within the Territory to the exclusion of any new or used vehicles sold by the General Corporation, as well as any subsidiary, affiliate or division thereof, to any third party.

4. THE US ARMY TANK-AUTOMOTIVE AND ARMAMENTS COMMAND of the Department of Defense of the federal government of the United States of America, to the exclusion of all other departments, agencies, and instrumentalities of the same.

5. THE MICHIGAN DEPARTMENT OF TRANSPORTATION, having a department address of The State Transportation Building, 425 West Ottawa Street, Lansing, Michigan 48909, to the exclusion of all other departments, agencies, and instrumentalities of the same.

6. THE DETROIT DEPARTMENT OF TRANSPORTATION, having a department address of 1301 E. Warren, Detroit, Michigan 48207, to the exclusion of all other departments, agencies, and instrumentalities of the same.

7. SUBURBAN MOBILITY AUTHORITY FOR REGIONAL TRANSPORTATION (SMART) OF THE STATE OF MICHIGAN, having a address of 660 Woodward Avenue, Detroit, Michigan 48226, to the exclusion of all other departments, agencies, and instrumentalities of the same.

8. RYDER SYSTEM, INC., having a principal address of 3600 N.W. 82nd Avenue, Miami, Florida 33166, including all subsidiaries located within the Territory in which the same directly owns 50% or more of the voting stock and excluding all other subsidiaries and affiliates thereof.

9. ROADWAY EXPRESS, INC., having a principal address of 1077 Gorge Boulevard, Akron, Ohio 44309, including all subsidiaries located within the Territory in which the same directly owns 50% or more of the voting stock and excluding all other subsidiaries and affiliates thereof and the Roadway(R) Corporation.

                                   EXHIBIT D
                                       To
                              DISTRIBUTOR AGREEMENT
                    (EC2000, Inc./Pioneer Technology, Inc.)

                              EC2000 ORDER POLICY

ORDERS:

Minimum order is 100 Product units.

Changes to an order must be requested, in writing, within two (2) weeks of the original order date.

SHIPMENTS:

All products shipped EXW EC2000 warehouse.

Payment Terms: per EXHIBIT E of Distributor Agreement.

RETURNS:

Product returns may be allowed per Section 3.7 of Distributor Agreement.

A return authorization must be obtained from EC2000 prior to returning Products.

                                   EXHIBIT E
                                       To
                             DISTRIBUTOR AGREEMENT
                    (EC2000, Inc./Pioneer Technology, Inc.)

                      EC2000 PRICING AND PAYMENT SCHEDULE

PRODUCT DESCRIPTION:               PRICING                    PAYMENT SCHEDULE*
--------------------               -------                    -----------------
EC2000 Fuel Energizing Cell for    $550.00 per    $250.00 per unit or      Balance due within
Commercial Diesel Application      unit.          25% of the total         forty (40) days
                                                  order sales price,       after delivery of
                                                  whichever is lesser,     Product by EC2000 to
                                                  due at and with          Distributor.
                                                  placement of Product
                                                  order by Distributor
                                                  with EC2000.

*Payment due under the payment schedule may be modified by written pre-arranged agreement with respect to individual Product orders approved by EC2000.

                                   EXHIBIT F
                                       To
                             DISTRIBUTOR AGREEMENT
                             ---------------------
                    (EC2000, Inc./Pioneer Technology, Inc.)



                    UCC Financing Statement attached hereto

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (FRONT AND BACK) CAREFULLY
----------------------------------------------
A. NAME & PHONE OF CONTACT AT FILER (OPTIONAL)
   Joseph D. Gustavus, Esq. (313) 496-7659
----------------------------------------------
B. SEND ACKNOWLEDGEMENT TO: (NAME AND ADDRESS)

   Joseph D. Gustavus, Esq.
   Miller, Canfield, Paddock and Stone, P.L.C.
   150 W. Jefferson, Suite 2500
   Detroit, Michigan 48228

                                                              THE ABOVE SPACE IS FOR FILING
                                                              OFFICE USE ONLY
----------------------------------------------------------------------------------------------------------------------------
1.  DEBTOR'S EXACT FULL LEGAL NAME -- insert only ONE debtor name (1a or 1b) -- do not abbreviate or combine names
----------------------------------------------------------------------------------------------------------------------------
1a. ORGANIZATION'S NAME
    Pioneer Technology, Inc.
----------------------------------------------------------------------------------------------------------------------------
OR  1b. INDIVIDUAL'S LAST NAME                FIRST NAME           MIDDLE NAME            SUFFIX

----------------------------------------------------------------------------------------------------------------------------
1C. MAILING ADDRESS                           CITY                 STATE          POSTAL CODE        COUNTRY
    4824 W. Coon Lake Road                    Howell                 MI              48843             USA
----------------------------------------------------------------------------------------------------------------------------
1D. TAX ID #         ADD'L INFO RE            1E. TYPE OF        1F. JURISDICTION        1G. ORGANIZATIONAL
    SSN OR EIN       ORGANIZATIONAL           ORGANIZATION        OF ORGANIZATION            ID#, IF ANY
    38-2831501       DEBTOR                   CORPORATION            MICHIGAN                 525-224            / /
============================================================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME -- insert only ONE debtor name (2a or 2b) -- do not abbreviate or combine names
   2a. ORGANIZATION'S NAME
   Pioneer Technology, Inc.
----------------------------------------------------------------------------------------------------------------------------
OR  2b. INDIVIDUAL'S LAST NAME                FIRST NAME             MIDDLE NAME              SUFFIX

----------------------------------------------------------------------------------------------------------------------------
2c. MAILING ADDRESS                           CITY                   STATE         POSTAL CODE        COUNTRY
    4824 W. Coon Lake Road                    Howell                   MI             48843             USA
----------------------------------------------------------------------------------------------------------------------------
2d. TAX ID #         ADD'L INFO RE            2e. TYPE OF        2f. JURISDICTION        2g. ORGANIZATIONAL
    SSN OR EIN       ORGANIZATIONAL           ORGANIZATION        OF ORGANIZATION            ID#, IF ANY
    38-2831501       DEBTOR                   CORPORATION            MICHIGAN                 525-224            / / NONE
============================================================================================================================
3.  SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) -- insert only ONE secured party name (3a or 3b)
----------------------------------------------------------------------------------------------------------------------------
    3a. ORGANIZATION'S NAME
        EC2000, Inc.
----------------------------------------------------------------------------------------------------------------------------
OR  3b. INDIVIDUAL'S LAST NAME                FIRST NAME             MIDDLE NAME              SUFFIX

----------------------------------------------------------------------------------------------------------------------------
3c. MAILING ADDRESS                           CITY                   STATE         POSTAL CODE        COUNTRY
    119 West 23rd Street, Suite 507           New York               New York         10011             USA
============================================================================================================================
4. This FINANCING STATEMENT covers the following types or items of property:

     All inventory now and hereafter acquired.

----------------------------------------------------------------------------------------------------------------------------
5. ALTERNATIVE DESIGNATION (if applicable)  / / LESSEE/LESSOR  / / CONSIGNEE/CONSIGNOR  / / BAILEE/BAILOR  / / SELLER/BUYER
     / / AG. LIEN  / / NON-UCC FILING
----------------------------------------------------------------------------------------------------------------------------
6. / / This FINANCING STATEMENT is to be filed (or recorded in   7. Check to REQUEST SEARCH REPORT(S) on Debtor(s)
       the REAL ESTATE RECORDS.         (if applicable)             [ADDITIONAL FEE]   (optional)  / / All Debtors
       Attach Addendum                                                                             / / Debtor 1  / / Debtor 2
----------------------------------------------------------------------------------------------------------------------------
8. OPTIONAL FILER REFERENCE DATA

----------------------------------------------------------------------------------------------------------------------------
FILING OFFICE COPY -- NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)      Michigan